As filed with the Securities and Exchange Commission on February 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

15 Cushing

Irvine, California 92618

(949) 409-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mitchell Levine

Chief Financial Officer

OncoCyte Corporation

15 Cushing

Irvine, California 92618

(949) 409-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard S. Soroko, Esq. Thompson Welch Soroko & Gilbert LLP 3950 Civic Center Drive Suite 300 San Rafael, California 94903 Telephone: (415) 448-5000	Robert Charron, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300	Michael D. Maline, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 Telephone: (212) 335-4500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-231980

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, no par value	$1,500,000	$163.65

(1)	The registrant previously registered the offering, issuance and sale of securities up to $100,000,000 under the Registration Statement on Form S-3 (File No. 333-231980), which was filed by the registrant on June 6, 2019 and declared effective on June 18, 2019 (the “Related Registration Statement”) . In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $1,500,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities that remain available for issuance under the Related Registration Statement.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, no par value, of OncoCyte Corporation, a California corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $1,500,000. The contents of the earlier registration statement on Form S-3 (File No. 333-231980), which was declared effective by the Securities and Exchange Commission on June 18, 2019, including all exhibits thereto and all information incorporated by reference therein, are incorporated in this registration statement by reference.

The required opinions and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Thompson Welch Soroko & Gilbert LLP

23.1	Consent of OUM & Co., LLP, Independent Registered Public Accounting Firm

23.2	Consent of Thompson Welch Soroko & Gilbert LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on February 4, 2021.

ONCOCYTE CORPORATION

By:	/s/ Ronald Andrews
Ronald Andrews President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald Andrews	Chief Executive Officer, President, and Director	February 4, 2021
Ronald Andrews	(Principal Executive Officer)

/s/ Mitchell Levine	Chief Financial Officer and Treasurer	February 4, 2021
Mitchell Levine	(Principal Financial and Accounting Officer)

/s/ Andrew Arno	Director	February 4, 2021
Andrew Arno

	Director	February , 2021
Jennifer Levin Carter

/s/ Melinda Griffith	Director	February 4, 2021
Melinda Griffith

	Director	February , 2021
Alfred D. Kingsley

/s/ Andrew Last	Director	February 4, 2021
Andrew Last

/s/ Cavan Redmond	Director	February 4, 2021
Cavan Redmond